Exhibit 99.1

                                                                    NEWS RELEASE

IR Contacts:
Julia Harper
Chief Financial Officer
1-503-615-1250
julia.harper@radisys.com

Brian Bronson
Corporate Controller and Treasurer
RadiSys Corporation
1-503-615-1281
brian.bronson@radisys.com

           RADISYS ANNOUNCES Q3 RESULTS - REVENUE OF $50.2 MILLION AND
                  EARNINGS OF $2.3 MILLION, OR $.12 PER SHARE

      HILLSBORO, OR -- October 15, 2003 -- RadiSys Corporation (Nasdaq: RSYS), a leading global provider of embedded systems, reported revenues of $50.2 million for the quarter ended September 30, 2003, a 3% increase from $48.9 million last quarter, and up 5% versus the same period a year ago. Net income for the quarter was $2.3 million, or $.12 per diluted share, versus a net income of $1.8 million or $.10 per share last quarter, and a net loss of $521 thousand, or $.03 per share, a year ago.

      "I'm very proud of our team and the results for the quarter," stated Scott Grout, CEO. "We delivered sequential and year over year growth in both revenue and earnings and generated over $4 million in cash flow during the quarter. Our design wins this quarter are spread amongst many markets including solutions for products such as gateways, clinical diagnostic systems, security monitoring systems, and test and measurement systems. We continue to make meaningful progress on our product portfolio, announcing a number of industry firsts including: The SYS50, a fully integrated, CompactPCI PICMG 2.16 platform, a dual processor PrPMC based on the Intel(R) IXC1100 control plane processor and a fully integrated PICMG 2.16, dual OC-3c ATM-to-IP gateway line card."

      RadiSys achieved eleven new design wins in the quarter. A design win is defined by RadiSys as a project estimated at the time of the design win to produce more than $500 thousand in revenue per year assuming full production. Five of the wins are estimated to produce more than $2 million each in revenue per year, assuming full production. Of the eleven wins, six are in Enterprise Systems, four are in Commercial Systems and one is in Service Provider Systems. Design wins that ramp into production do so at varying rates - on average the ramp begins about twelve months after the win occurs.

      In addition, RadiSys is pleased to announce that Ken J. Bradley has been elected to serve on the company's Board of Directors effective October 14, 2003. Mr. Bradley is currently CEO of CoreSim Inc., a company specializing in advanced systems design analysis and product lifecycle management. Prior to CoreSim, Mr. Bradley was with Nortel Networks, most recently as Nortel's Chief Procurement Officer. During his 30 year career at Nortel, Mr. Bradley held several national and international executive positions in supply management, operations management and technology development including Vice President, Supplier Strategy; Senior Managing Director, Guangdong Nortel Communications Joint Venture in China; and Vice President, China Joint Venture Program. Mr. Bradley is a degreed electrical engineer and a member of the Professional Engineers of Ontario.

      "We are extremely pleased to have Ken join our board," said Scott Grout, President and CEO of RadiSys. "Ken's experience in world-class supply chain management, his customer perspective and his first-hand knowledge of building and operating successful operations in China will be of significant value to RadiSys."

Business Outlook

      The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

      Commenting on the outlook, Scott Grout, CEO, said "We currently expect revenue and earnings for the fourth quarter to grow slightly from that of our third quarter."

      "I'm encouraged by the momentum we've built over the last couple of quarters. Our primary focus continues to be enabling our customers to bring better products to market, fast and at a lower total cost."

      RadiSys will provide more details about third quarter results and current outlook during a conference call scheduled for 5 PM Eastern Time today. The public is invited to participate in the conference call by either calling 1-800-362-0571, password is RadiSys, or listening via live audio webcast on the RadiSys web-site at www.radisys.com. Replays of the call will be available through December 9, 2003 at 1-888-566-0150 or via audio webcast at www.radisys.com.

      RadiSys is a leading global provider of embedded solutions to the Commercial Systems, Enterprise Systems, and Service Provider Systems markets. RadiSys focuses on industry-leading architecture while working in a close "virtual division" relationship with its customers -- improving their time-to-market advantage and reducing cost. The broad range of RadiSys product offerings include board-level embedded computers; blade servers; motherboards; network interfaces and packet processing engines; communications middleware and software such as SS7/IP internetworking and protocol stacks; platforms based on PCI, CompactPCI, CompactPCI 2.16 and ATCA; turnkey gateway systems and professional services.

      For more information, contact RadiSys at info@radisys.com or http://www.radisys.com or call 800-950-0044 or 503-615-1100. For press information only: Lyn Pangares, RadiSys Corporation, 503-615-1220.

      RadiSys is a registered trademark. All other products are trademarks or registered trademarks of their respective companies.

                                      # # #

This press release contains forward-looking statements, including the statements concerning estimated revenue from design wins, and the typical production volume ramp of design wins. Investors are cautioned that not all design wins actually ramp into production, and, if ramped into production, the volumes derived from such design wins may not be as significant as the Company had originally estimated. The determination of a design win is somewhat subjective and is based on information available to the Company at the time of the determination. The Company assumes no responsibility to update investors on the status of announced design wins. Statements about the Company's guidance for the fourth quarter, particularly with respect to anticipated revenues and earnings in the fourth quarter, also constitute forward-looking statements. Actual results could differ materially from those projected in these forward-looking statements as a result of a number of risk factors, including the cyclical nature of our customers' businesses; the Company's dependence on a few customers; schedule delays or cancellations in design wins; the Company's dependence on a few suppliers; intense competition; execution of the development or production ramp for design wins; political, economic and regulatory risks associated with international operations, including interest rate and currency exchange rate fluctuations; the inability to protect RadiSys' intellectual property or successfully defend against infringement claims by others; disruptions in the general economy and in the Company's business, including disruptions of cash flow and the Company's normal operations, that may result from terrorist attacks or armed conflict, particularly in the Middle East, and other risk factors listed from time to time in RadiSys' SEC reports, including those listed under "Risk Factors" in RadiSys' Annual Report on Form 10-K for the year ended December 31, 2002, a copy of which may be obtained by contacting the Company's investor relations department at 503-615-7797 or at the Company's investor relations website at http://www.radisys.com. Although forward-looking statements help provide complete information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information.

All information in this release is as of October 15, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

                               RadiSys Corporation
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                  Three Months Ended               Nine Months Ended
                                             September 30,   September 30,   September 30,   September 30,
                                                 2003            2002            2003            2002
                                             -------------   -------------   -------------   -------------
Revenues                                       $  50,162       $  47,927       $ 147,464       $ 152,778
Cost of sales                                     34,083          32,766         100,235         107,774
                                               ---------       ---------       ---------       ---------

Gross margin                                      16,079          15,161          47,229          45,004

Research and development                           5,705           6,473          16,978          21,572
Selling, general, and administrative               6,560           6,986          19,891          23,854
Intangible assets amortization                       765             765           2,295           2,314
Restructuring charges                                 --              --           1,829           4,281
                                               ---------       ---------       ---------       ---------

Income (loss) from operations                      3,049             937           6,236          (7,017)

Gain on repurchase of convertible notes               --              --             825           2,859
Interest expense, net                               (577)           (579)         (1,578)         (2,029)
Other expense, net                                  (202)           (264)           (991)           (674)
                                               ---------       ---------       ---------       ---------

Income (loss) from continuing operations
before taxes                                       2,270              94           4,492          (6,861)
Income tax provision (benefit)                        --              47              --          (3,877)
                                               ---------       ---------       ---------       ---------

Income (loss) from continuing operations           2,270              47           4,492          (2,984)

Discontinued operations related to Savvi:
 Loss from discontinued operations                    --          (1,143)         (4,679)         (2,902)
 Income tax benefit                                   --            (575)             --          (1,640)
                                               ---------       ---------       ---------       ---------

Net income (loss)                              $   2,270       $    (521)      $    (187)      $  (4,246)
                                               =========       =========       =========       =========

Net income (loss) per share from
continuing operations - (basic)                $    0.13       $    0.00       $    0.25       $   (0.17)
                                               =========       =========       =========       =========

Net income (loss) per share from
continuing operations - (diluted)              $    0.12       $    0.00       $    0.25       $   (0.17)
                                               =========       =========       =========       =========

Net income (loss) per share - (basic)          $    0.13       $   (0.03)      $   (0.01)      $   (0.24)
                                               =========       =========       =========       =========

Net income (loss) per share - (diluted)        $    0.12       $   (0.03)      $   (0.01)      $   (0.24)
                                               =========       =========       =========       =========

Weighted average shares (basic)                   17,956          17,526          17,804          17,475
                                               =========       =========       =========       =========

Weighted average shares (diluted)                 18,683          17,529          18,214          17,475
                                               ---------       ---------       ---------       ---------

                               RadiSys Corporation
                           Consolidated Balance Sheets
                                 (In thousands)

                                                              September 30,    December 31,
                                                                  2003             2002
                                                              -------------    -------------
                                                               (unaudited)

                                     ASSETS
Current assets
        Cash and cash equivalents                               $  38,239       $  33,138
        Short-term investments, net                                50,373          72,661
        Accounts receivable, net                                   34,665          27,473
        Inventories, net                                           26,957          24,864
        Other current assets                                        2,461           4,361
        Deferred tax assets                                         7,454           7,521
                                                                ---------       ---------

             Total current assets                                 160,149         170,018

        Property and equipment, net                                23,216          25,882
        Goodwill                                                   27,521          29,969
        Intangible assets, net                                      7,198          11,159
        Long-term investments, net                                 29,611          13,128
        Long-term deferred tax assets                              21,212          21,437
        Other assets                                                1,426           2,706
                                                                ---------       ---------

             Total assets                                       $ 270,333       $ 274,299
                                                                =========       =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
        Accounts payable                                        $  21,096       $  18,933
        Accrued wages and bonuses                                   4,725           4,879
        Accrued interest payable                                      476           1,643
        Accrued restructuring                                       3,449           5,178
        Other accrued liabilities                                   9,552           6,911
                                                                ---------       ---------

             Total current liabilities                             39,298          37,544
                                                                ---------       ---------

Long-term liabilities
        Convertible subordinated notes, net                        67,513          77,366
        Mortgage payable                                            6,522           6,588
                                                                ---------       ---------

             Total long-term liabilities                           74,035          83,954
                                                                ---------       ---------

             Total liabilities                                    113,333         121,498
                                                                ---------       ---------

Shareholders' equity
        Common stock, 100,000 shares authorized,
          18,090 and 17,605 shares issued and
          outstanding                                             165,055         161,485
        Accumulated other comprehensive income:
          Cumulative translation adjustment                         2,157           1,230
          Unrealized gain on securities                                --             111
        Accumulated deficit                                       (10,212)        (10,025)
                                                                ---------       ---------

             Total shareholders' equity                           157,000         152,801
                                                                ---------       ---------

             Total liabilities and shareholders' equity         $ 270,333       $ 274,299
                                                                =========       =========